UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2021

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)

206-451-1970

(Registrant’s telephone number, including area code)

www.AngioSoma.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SOAN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2021, the Board of Directors of AngioSoma, Inc. (the “Company”) elected William “Bill” Farley as Director of the corporation.

Bill Farley has over three decades of experience in discovery and development. He has held leadership positions in multiple organizations, including Sorrento Therapeutics, Wuxi Apptec, Pfizer, and Johnson & Johnson. Farley is a frequent speaker at industry conferences and has been published in a variety of journals. He received his Bachelor of Science degree in Chemistry from the State University of New York, Oswego and completed graduate coursework at Rutgers and UC Irvine.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press release dated April 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: April 16, 2021	By: /s/ James C. Katzaroff
Name: James C. Katzaroff Title: President and CEO